                           OFFER TO PURCHASE FOR CASH
                                       BY
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

       UP TO 3,011,714 SHARES OF ITS ISSUED AND OUTSTANDING COMMON STOCK

--------------------------------------------------------------------------------
         THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
        AT THE CLOSE OF REGULAR TRADING ON THE NEW YORK STOCK EXCHANGE,
    ON JUNE 25, 1999, UNLESS THE OFFER IS EXTENDED (THE "TERMINATION DATE").
--------------------------------------------------------------------------------

    THIS OFFER TO PURCHASE AND THE ACCOMPANYING LETTER OF TRANSMITTAL (WHICH TOGETHER CONSTITUTE THE "OFFER") ARE NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT ARE SUBJECT TO OTHER CONDITIONS AS OUTLINED HEREIN AND IN THE LETTER OF TRANSMITTAL.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE EMERGING MARKETS INFRASTRUCTURE FUND, INC. (THE "FUND"). THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR OFFICER OF THE FUND INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

                                   IMPORTANT

    Any shareholder desiring to tender all or any portion of his shares should either (1) complete and sign the enclosed Letter of Transmittal or a facsimile thereof in accordance with the instructions in the Letter of Transmittal, have his signature thereon guaranteed if required by Instruction 1 of the Letter of Transmittal and mail or deliver the Letter of Transmittal or such facsimile with his certificate(s) evidencing his tendered shares if such shareholder has been issued physical certificates and any other required documents to the depositary for the Offer, Boston Equiserve (the "Depositary"), or follow the procedure for book-entry tender of shares set forth in Section 4 of this Offer to Purchase, or
(2) ask his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. shareholders having shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender their shares so registered. A shareholder who desires to tender shares and whose certificates for such shares are not immediately available should tender such shares by following the procedures for guaranteed delivery set forth in Section 4 hereof.

    Questions and requests for assistance may be directed to Georgeson & Company, Inc., the information agent for the Offer (the "Information Agent"), at the address and telephone number set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.

    The Information Agent for the Offer is:    GEORGESON & COMPANY INC.
                                               Wall Street Plaza
                                               New York, New York 10005
                                               Banks and Brokers Call Collect:
                                               (212) 440-9800
                                               All Others Call Toll-Free:
                                               (800) 223-2064

May 26, 1999

                               TABLE OF CONTENTS

SECTION                                                      PAGE
--------                                                     -----
Introduction...............................................     2

The Plan...................................................     3

The Offer..................................................     4

      1. Number of Shares; Proration.......................     4

      2. Acceptance for Payment and Payment for Shares.....     5

      3. Withdrawal Rights.................................     6

      4. Procedure for Tendering Shares....................     7

      5. Certain Federal Income Tax Consequences...........     9

      6. Price Range of Shares; Dividends..................    10

      7. Purpose of the Offer..............................    11

      8. Certain Information Concerning the Fund...........    11

      9. Source and Amount of Funds........................    12

     10. Certain Conditions of the Offer...................    14

     11. Interest of Directors and Officers; Transactions
          and Arrangements Concerning the Shares...........    15

     12. Certain Legal Matters; Regulatory Approvals.......    15

     13. Fees and Expenses.................................    16

     14. Miscellaneous.....................................    16

Schedule I -- Schedule of Transactions in Shares
               During the Past 40 Business Days

Exhibit A -- Audited Financial Statements for the Fiscal
             Years Ended November 30, 1998 and November 30,
             1997

To All Holders of Common Stock of
The Emerging Markets Infrastructure Fund, Inc.:

                                  INTRODUCTION

    The Emerging Markets Infrastructure Fund, Inc., a Maryland corporation (the "Fund") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified management investment company, hereby offers to purchase up to 3,011,714 of its outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), at a price per Share (the "Purchase Price"), net to the seller in cash, equal to 95% of the net asset value in U.S. Dollars ("NAV") per Share, as determined by the Fund as of the close of regular trading on The New York Stock Exchange (the "NYSE"), on June 25, 1999 or such later date to which the offer is extended (the "Termination Date"), upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). Tendering shareholders will not be obliged to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer. The Fund will pay all charges and expenses of Boston Equiserve (the "Depositary") and Georgeson & Company, Inc. (the "Information Agent"). The Fund expects to mail materials relating to the Offer to record holders on or about May 27, 1999.

    THIS OFFER TO PURCHASE AND THE ACCOMPANYING LETTER OF TRANSMITTAL ARE NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT ARE SUBJECT TO OTHER CONDITIONS AS OUTLINED HEREIN AND IN THE LETTER OF TRANSMITTAL.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR OFFICER OF THE FUND INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER.

    The Shares are traded on the NYSE. On May 17, 1999, the last trading day before the Fund's announcement of the Board of Directors' approval of the Offer, and on May 21, 1999, the last reported sales prices of the Shares on the NYSE were $9.125 and $8.8125, respectively. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS. See "The Offer--6. Price Range of Shares; Dividends."

    As of May 21, 1999, the Fund had issued and outstanding 15,058,569 Shares, and the NAV was $10.76 per share. The Fund does not expect that the number of Shares issued and outstanding will be materially different on the Termination Date. The 3,011,714 Shares that the Fund is inviting shareholders to tender pursuant to the Offer represent approximately 20% of the Shares outstanding as of May 21, 1999. Shareholders may contact Georgeson, the Fund's Information Agent, to obtain current NAV quotations for the Shares.

    Any Shares acquired by the Fund pursuant to the Offer will become authorized but unissued shares and will be available for issuance by the Fund without further shareholder action (except as required by applicable law).

    THE BOARD OF DIRECTORS OF THE FUND (THE "BOARD") HAS APPROVED THE MAKING OF THE OFFER. HOWEVER, NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR THE FUND'S INVESTMENT ADVISER MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR OFFICER OF THE FUND INTENDS TO TENDER ANY SHARES PURSUANT TO THE OFFER. SHAREHOLDERS ARE URGED TO EVALUATE ALL INFORMATION IN THE OFFER AND CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS. SHAREHOLDERS MUST MAKE THEIR

OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THEY SHOULD REVIEW "THE OFFER -- 1. NUMBER OF SHARES; PRORATION" BELOW BEFORE DETERMINING HOW MANY SHARES TO TENDER.

                                    THE PLAN

    The Offer is designed to provide shareholders with an attractive opportunity to sell Shares at a price above current market prices.

    Over the past few months, a number of shareholders of the Fund have expressed their desire to obtain liquidity for their Shares at a price closer to net asset value than current market prices. A proposal recommending that the Board take action to realize NAV was submitted by a shareholder for inclusion in the Fund's proxy statement in connection with the Fund's 1999 annual shareholders' meeting. The same shareholder solicited proxies in favor of the election of two candidates to the Board in opposition to the Board's nominees, and also in support of the other shareholder proposals included in the Fund's proxy statement, including a proposal to terminate the advisory agreement between the Fund and its investment adviser, Credit Suisse Asset Management ("CSAM"). Although the proposals submitted by the shareholders, including the proposal to realize net asset value, were not formally voted upon at the annual meeting because the proponents did not attend the meeting, the issues raised in connection with the 1999 annual meeting drew significant interest from shareholders, and the Board has been and remains committed to respond to such interest in an appropriate manner.

    As noted below in "The Offer--6. Price Range of Shares; Dividends," the Shares have been trading at substantial discounts from NAV for an extended period. The Board has been reviewing this market discount on a regular basis with a view towards reducing the disparity between NAV and market price while at the same time continuing to pursue the Fund's mandate of investing in infrastructure companies in emerging markets. In October 1998, the Board implemented a share repurchase program which was subsequently enhanced by the Board in February, 1999 (the "Share Repurchase Program"). The Fund was authorized to repurchase in open market transactions at prevailing market prices no less than 10% and no more than 15% (on a rolling twelve month basis) of the Fund's Shares. The Fund announced that it was committed to actively seeking to repurchase its outstanding Shares (subject to the 15% annual cap and subject to applicable legal requirements) whenever the discount to NAV was 15% or more. The Share Repurchase Program was intended both to provide additional liquidity to those shareholders who wished to sell their Shares and to enhance the NAV of the Shares held by those shareholders who wished to maintain their investment. At the time the Fund's proxy statement relating to the 1999 annual shareholders' meeting was prepared and sent, the Board believed that the enhanced Share Repurchase Program would provide sufficient liquidity and other benefits to make a tender offer unnecessary. As of May 17, 1999, the Fund has repurchased 1,048,600 of its Shares under the Share Repurchase Program, representing approximately 7% of its issued and outstanding Shares, with a $ 0.13 per Share accretive (positive) impact to NAV.

    As certain shareholders continued to express interest in obtaining greater liquidity for their Shares and others expressed support for the Fund's current closed-end format, the Board resolved that it was in the best interest of the Fund and its shareholders to offer shareholders an opportunity to sell a greater amount of Shares at a higher price than they were able to through the Share Repurchase Program, while maintaining the closed-end format. At a meeting held on May 11, 1999, the Board approved in principle a self-tender for 25% of the outstanding Shares of the Fund at a per Share price equal to 90.1% of NAV. However, after further analysis and discussions with several major shareholders of the Fund, at a meeting held on May 17, 1999 the Board resolved to increase the self-tender purchase price to 95% of NAV, but to reduce the number of shares subject to repurchase to 20% of the Fund's outstanding Shares, as more fully described herein.

    The Board concluded that, priced at 95% of NAV, the Offer presented an attractive opportunity to those shareholders who are seeking liquidity for their Shares. The Board believes the increased Offer price may also benefit shareholders who elect not to tender or whose tender is only partially accepted, by demonstrating that the Board, when appropriate, will provide an opportunity for shareholders to sell Shares at a price that is close to NAV. The Board believes that its decision in October to authorize market repurchases of Shares, and its decision earlier this year to enhance such Share Repurchase Program, have had an ameliorative impact on the market discount beyond the strictly numerical accretive effect to the NAV or the effect on supply and demand. The Board believes the Offer may have a similar effect.

    The Board further believes that the 95% of NAV Offer price strikes an appropriate balance between achieving some accretive benefit for continuing shareholders and fixing a price that is close to net asset value for shareholders that participate in the Offer. The Fund estimates that the Offer will result in an accretive (positive) benefit to the Fund's NAV of approximately $0.13 per Share, which more than offsets the Offer transaction costs and any increase in the Fund's expense ratio resulting from a decrease in the size of the Fund. The Board also believes that, as modified, the Offer has less potential for disrupting the Fund's investment program and is therefore protective of the interests of those shareholders who wish to maintain their investment and have the Fund pursue its long-term investment objective. When compared to the initial proposal, the Offer will enable the Fund to preserve approximately $6 million more for investment in infrastructure companies in emerging markets.

    In light of the Offer, the Board of Directors has suspended the operation of the Share Repurchase Program, and will reevaluate its continued advisability following the completion of the Offer.

                                   THE OFFER

    1. NUMBER OF SHARES; PRORATION. Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment and pay for up to 3,011,714 outstanding Shares validly tendered on or before the Termination Date and not theretofore withdrawn in accordance with Section 3 of this Offer to Purchase. The term "Termination Date" means the close of regular trading on the NYSE, on June 25, 1999, unless and until the Fund, in its sole discretion, shall have extended the period of time for which the Offer is open, in which event the term "Termination Date" shall mean the latest time and date at which the Offer, as so extended by the Fund, shall expire. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York City time.

    The Offer is not conditioned on any minimum number of Shares being tendered.

    If more than 3,011,714 Shares are validly tendered on or before the Termination Date and not withdrawn, the Fund will, upon the terms and subject to the conditions of the Offer, accept for payment 3,011,714 Shares as follows: (i) all Shares validly tendered before the Termination Date by any shareholder who owned beneficially, as of the close of business on June 25, 1999, an aggregate of fewer than 100 Shares ("Odd Lot Shares") and who tenders all of such Shares and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery, will be purchased; and (ii) other Shares validly tendered before the Termination Date will be purchased on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares). If not more than 3,011,714 Shares are validly tendered on or before the Termination Date and not withdrawn, the Fund will, upon the terms and subject to the conditions of the Offer, accept for payment all such Shares.

    Because of the difficulty of determining the precise number of Shares validly tendered and not withdrawn and as a result of the "Odd Lots" procedure outlined above, if proration is required, the Fund expects that announcement of the final results of proration may occur significantly after the Termination Date. Preliminary results of proration will be announced by press release as promptly as practicable. Holders of Shares may obtain such preliminary and final information from the Depositary or the Information Agent and may be able to obtain such information from their brokers.

    The Fund expressly reserves the right, at any time and from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary. There cannot be any assurance that the Fund will exercise such right to extend the Offer. The Fund expressly reserves the right (i) to amend the Offer or to delay acceptance for payment of or payment for any Shares, or to terminate the Offer by giving notice of such termination to the Depositary, and not to accept for payment or pay for any Shares not theretofore accepted for payment or paid for, upon the occurrence of any of the conditions specified in Section 13 and (ii) at any time and from time to time, to amend the Offer in any respect. Any such extension, termination or amendment will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued not later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Termination Date. The manner in which the Fund will make such public announcement may, if appropriate, be limited to a release to the Dow Jones News Service. The reservation by the Fund of the right to delay acceptance for payment of or payment for any Shares is subject to the provisions of applicable law, which require that the Fund pay the consideration offered or return the Shares deposited by or on behalf of shareholders promptly after termination or withdrawal of the Offer.

    Shareholders should consider the relative costs of tendering Shares at a 5% discount to NAV pursuant to the Offer or selling Shares at the market price with the associated transaction costs.

    If the Fund shall decide to increase or decrease the consideration offered in the Offer to holders of Shares, to increase by more than two percent of the outstanding Shares the percentage being sought, or to decrease the number of Shares being sought, and if at the time that notice of such increase or decrease is first published, sent or given to holders of Shares in the manner specified above, the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice is first so published, sent or given, the Offer will be extended until the expiration of such period of ten business days. If the Fund waives any material condition to the Offer, or amends the Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of Shares in the manner specified above, the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, the Offer will be extended until the expiration of such period of five business days.

    This Offer to Purchase and the related Letter of Transmittal and other relevant materials will be mailed to record holders of Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the shareholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Shares by the Fund.

    2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Fund will accept for payment, and will pay for, Shares validly tendered on or before the Termination Date and not properly withdrawn in accordance with Section 3 (including Shares validly tendered and not withdrawn during any extension of the Offer, if the Offer is extended, subject to the terms and conditions of such extension) as soon as practicable after the Termination Date. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares (or timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in Section 4, (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and (iii) any other documents required by the Letter of Transmittal. The Fund expressly reserves the right, in its sole discretion, to delay the acceptance for payment of, or payment for, Shares, in order to comply, in whole or in part, with any applicable law. Any such delays will be effected in compliance with Rule 14e-1(c) under the Exchange Act (relating to the purchaser's obligation to pay for or return tendered Shares promptly after the termination of withdrawal of the Offer).

    All Odd Lot Shares properly tendered and not withdrawn prior to the Termination Date will be accepted before proration, if any, of the purchase of other tendered Shares. This preference is not available to holders of 100 or more Shares, even if such holders have separate stock certificates for fewer than 100 Shares. A purchase of Odd Lot Shares pursuant to the Offer will reduce the costs to the Fund of servicing the accounts of holders of Odd Lot Shares.

    For purposes of the Offer, the Fund will be deemed to have accepted for payment, and thereby purchased, tendered Shares properly tendered to the Fund and not withdrawn, if, as and when the Fund gives oral or written notice to the Depositary of its acceptance for payment of the tenders of such Shares. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the aggregate purchase price therefor with the Depositary, which will act as agent for the tendering shareholders for purposes of receiving payment from the Fund and transmitting payment to tendering shareholders. Under no circumstances will the Fund pay interest on the purchase price of the Shares to be paid by the Fund, regardless of any delay in making such payment.

    If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or are not paid for because of invalid tender, or if certificates are submitted for more Shares than are tendered (i) certificates for such unpurchased Shares will be returned, without expense to the tendering shareholder, as soon as practicable following expiration or termination of the Offer, or (ii) in the case of Shares tendered by book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility as described below in "4. Procedure for Tendering Shares," such Shares will be credited to an account maintained within such Book-Entry Transfer Facility, or (iii) in the case of uncertificated Shares held by the Fund's transfer agent pursuant to the Investlink-TM- Program will be returned to the Investlink-TM- Program account maintained by the transfer agent.

    If the Fund is delayed in its acceptance for payment of or in its payment for Shares or is unable to accept for payment or pay for Shares pursuant to the Offer for any reason, then, without prejudice to the Fund's rights under this Offer (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the Depositary may, nevertheless, on behalf of the Fund, retain tendered Shares, and such Shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described below in "3. Withdrawal Rights."

    The per Share consideration paid to any shareholder pursuant to the Offer will equal 95% of the Share's NAV (a 5% discount) as of the close of regular trading on the NYSE, on June 25, 1999, or such later date to which the Offer is extended. Tendering Shareholders will not be obliged to pay brokerage commissions, fees, or except in the circumstances set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund.

    The Fund normally calculates the NAV of its Shares each business day at the close of regular trading on the NYSE. On May 21, 1999 the NAV was $10.76 per Share. The Shares are listed on the NYSE. On May 21, 1999, the last sales price at the close of regular trading on the NYSE was $8.8125 per Share. The NAV of the Fund's Shares will be available from the Fund's Information Agent.

    3. WITHDRAWAL RIGHTS. Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Termination Date. After the Termination Date all tenders made pursuant to the Offer are irrevocable.

    To be effective, a written, telegraphic, telex or facsimile notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase.

Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from the name of the person who tendered the shares. If certificates for Shares have been delivered or otherwise identified to the Depositary, then, before the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and the signatures on the notice of withdrawal must be guaranteed by a firm which is a member of a national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"), unless such Shares have been tendered for the account of any Eligible Institution. If Shares have been delivered pursuant to the procedures for book-entry delivery as set forth in "4. Procedure for Tendering Shares," any notice of withdrawal must also specify the name and the number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with such Book-Entry Transfer Facility's procedures. Withdrawal of tenders of Shares may not be rescinded, and any Shares properly withdrawn will be deemed not to be validly tendered for purposes of the Offer. Withdrawn Shares may, however, be retendered by repeating one of the procedures described in "4. Procedure for Tendering Shares" at any time before the Termination Date.

    All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Fund, in its sole discretion, whose determination shall be final and binding. Neither the Fund, the Fund's investment adviser, the Information Agent, the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or to incur any liability for failure to give any such notification.

    If the Fund is delayed in its acceptance for payment of Shares, or is unable to accept for payment Shares tendered pursuant to the Offer, for any reason, then, without prejudice to the Fund's rights under this Offer, the Depositary may, on behalf of the Fund, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering Shareholders are entitled to withdrawal rights as set forth in this Section 3.

    4. PROCEDURE FOR TENDERING SHARES. Shareholders having Shares that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such firm to tender their Shares. To tender Shares validly pursuant to the Offer, a shareholder must cause a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, to be received by the Depositary at one of its addresses set forth on the back cover of this Offer and must either cause certificates for tendered Shares to be received by the Depositary at one of such addresses or cause such Shares to be delivered pursuant to the procedures for book-entry delivery set forth below (and a confirmation of receipt of such delivery to be received by the Depositary), in each case before the Termination Date, or (in lieu of the foregoing) such shareholder must comply with the guaranteed delivery procedure set forth below.

    The Fund's transfer agent holds Shares in uncertificated form for certain shareholders pursuant to the Fund's dividend reinvestment plan. Shareholders may tender such uncertificated Shares by completing the appropriate section of the Letter of Transmittal or Notice of Guaranteed Delivery.

    The Depositary will establish accounts with respect to the Shares at the Book-Entry Transfer Facilities for purposes of the Offer within two business days after the date of this Offer. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of the Shares by causing such Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedure for such transfer and causing a confirmation of receipt of such delivery to be received by the Depositary. The Book Entry Transfer Facility may charge the account of such financial institution for tendering Shares on behalf of shareholders. Although delivery of Shares may be effected through book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer before the Termination Date, or the tendering shareholder must comply with the guaranteed delivery procedure described below.

    DELIVERY OF DOCUMENTS TO A BOOK ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

    Signatures on all Letters of Transmittal must be guaranteed by an Eligible Institution, except in cases where Shares are tendered (i) by a registered holder of Shares who has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See "Instructions--1. Guarantee of Signatures" in the Letter of Transmittal. If the certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made to a person other than the registered owner of the certificates surrendered, then the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed as aforesaid. See "Instructions--6. Transfer Taxes" in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF EACH SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

    Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Depositary will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a shareholder pursuant to the Offer if the shareholder does not provide his taxpayer identification number (social security number or employer identification number) and certify that such number is correct, and that he is not subject to backup withholding. Each tendering shareholder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Fund and the Depositary. Foreign shareholders who have not previously submitted a Form W-8 to the Fund must do so in order to avoid backup withholding. If the Fund's purchase of Shares were treated as a dividend rather than an exchange with respect to a tendering shareholder, such shareholder may be subject to backup withholding if the Internal Revenue Service so advised the Fund, or if such shareholder failed to certify that such Shareholder is not subject to backup withholding. See "5. Certain Federal Income Tax Consequences" above.

    If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's certificates are not immediately available or such shareholder cannot deliver the certificates and all other required documents to the Depositary before the Termination Date, such Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

        (a) such tenders are made by or through an Eligible Institution;

        (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Fund, is received by the Depositary as provided below on or before the Termination Date; and

        (c) the certificates for all tendered Shares, in proper form for transfer (or a Book-Entry Confirmation with respect to all such tendered Shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and all other documents required by the Letter of Transmittal are received by the Depositary within three business days after the Termination Date.

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice.

    In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or a Book Entry Confirmation of such Shares), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal.

    It is a violation of Section 10(b) of the Exchange Act, and Rule 10b-4 thereunder, for a person to tender Shares for his own account unless the person so tendering (i) owns such Shares or (ii) owns other securities convertible into or exchangeable for such Shares or owns an option, warrant or right to purchase such Shares and intends to acquire such Shares for tender by conversion, exchange or exercise of such option, warrant or right. Section 10(b) of the Exchange Act and Rule 10b-4 thereunder provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. The valid tender of Shares pursuant to one of the procedures described above will constitute a binding agreement between the tendering shareholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation, warranty and agreement that (i) such shareholder owns, and at the expiration of the Offer will own, within the meaning of Rule 10b-4 under the Exchange Act, the Shares being tendered and (ii) the tender of such Shares complies with Rule 10b-4.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, whose determination shall be final and binding. The Fund reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any Shares of any particular Shareholder whether or not similar defects or irregularities are waived in the case of other Shareholders. None of the Fund, the Fund's investment adviser, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Fund's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and of the instructions thereto) will be final and binding.

    5.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

    THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IN VIEW OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OF THE OFFER, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

    The sale of Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes, either as a "sale or exchange," or under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Shares pursuant to the Offer generally will be treated as a "sale or exchange" if the receipt of cash by the
Shareholder: (a) results in a "complete termination" of the Shareholder's interest in the Fund, (b) is "substantially disproportionate" with respect to the Shareholder, or (c) is "not essentially equivalent to a dividend" with respect to the Shareholder. In determining whether any of these tests has been met, Shares actually owned, as well as Shares considered to be owned by the Shareholder by reason of certain constructive ownership rules set forth in
Section 318 of the Code, generally must be taken into account. If any of these three tests for "sale or exchange" treatment is met, a Shareholder will recognize gain or loss equal to the difference between the price paid by the Fund for the Shares purchased in the Offer and the Shareholder's adjusted basis in such Shares. If such Shares are held as a capital asset, the gain or loss will be capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the applicable ordinary income rate for capital assets held for one year or less or (ii) 20% for capital assets held for more than one year.

    If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a Shareholder who sells Shares pursuant to the Offer will be taxable to the Shareholder as a "dividend" to the extent of such Shareholder's allocable share of the Fund's current or accumulated earnings and profits. To the extent that amounts received exceed such Shareholder's allocable share of the Fund's current and accumulated earnings and profits, such excess will constitute a non-taxable return of capital (to the extent of the Shareholder's adjusted basis in the Shares sold pursuant to the Offer) and any amounts in excess of the Shareholder's adjusted basis will constitute taxable gain. Thus, a Shareholder's adjusted basis in the Shares sold will not reduce the amount of the "dividend." Any remaining adjusted basis in the Shares tendered to the Fund will be transferred to any remaining Shares held by such Shareholder. In addition, if a tender of Shares is treated as a "dividend" to a tendering Shareholder, a constructive dividend under Section 305(c) of the Code may result to a non-tendering Shareholder whose proportionate interest in the earnings and assets of the Fund has been increased by such tender. The Fund believes, however, that the nature of the repurchase will be such that the sale of Shares pursuant to the Offer will normally satisfy the test for a sale that is "not essentially equivalent to a dividend" and therefore will qualify for "sale or exchange" treatment (as opposed to "dividend" treatment).

    FOREIGN SHAREHOLDERS. Any payments to a tendering Shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation that does not hold his, her or its shares in connection with a trade or business conducted in the United States (a "foreign Shareholder") that are treated as dividends for U.S. federal income tax purposes under the rules set forth above, will be subject to U.S. withholding tax at the rate of 30% (unless a reduced rate applies under an applicable tax treaty). A tendering foreign Shareholder who realizes a capital gain on a tender of Shares will not be subject to U.S. Federal income tax on such gain, unless the shareholder is an individual who is physically present in the United States for 183 days or more and certain other conditions are satisfied. Such persons are advised to consult their own tax advisers. Special rules may apply in the case of foreign Shareholders (i) that are engaged in a U.S. trade or business, (ii) that are former citizens or residents of the United States or (iii) that are "controlled foreign corporations", "foreign personal holding companies", corporations that accumulate earnings to avoid U.S. federal income tax, and certain foreign charitable organizations. Such persons are advised to consult their own tax advisers.

    BACKUP WITHHOLDING. The Fund generally will be required to withhold tax at the rate of 31% ("backup withholding") from any payment to a tendering Shareholder that is an individual (or certain other non-corporate persons) if the Shareholder fails to provide to the Fund its correct taxpayer identification number. If the payment by the Fund to any such Shareholder is treated as a dividend rather than a "sale or exchange" as described above, backup withholding also will be required with respect to that payment if the Internal Revenue Service advises the Fund that the shareholder is subject to backup withholding for prior underreporting of reportable interest or dividend payments or if the Shareholder fails to certify that it is not subject thereto. A foreign Shareholder generally will be able to avoid backup withholding with respect to payments by the Fund that are treated as made in exchange for tendered Shares only if it furnishes to the Fund a duly completed Form W-8, signed under penalty of perjury, stating that it (1) is neither a citizen nor a resident of the United States, (2) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year, and (3) reasonably expects not to be engaged in a trade or business within the United States to which the gain on sale of the Shares would be effectively connected. Backup withholding is not an additional tax, and any amounts withheld may be credited against a Shareholder's U.S. federal income tax liability.

    6. PRICE RANGE OF SHARES; DIVIDENDS. The Shares are listed and traded on the NYSE. The following table sets forth, during each fiscal quarter of the Fund during the past two fiscal years, the reported high and low sales prices per Share and the closing sale price and NAV per Share as of the last day of such fiscal quarter.

                                                                                         NET ASSET
FISCAL QUARTER ENDED:                                          MARKET PRICE                VALUE
---------------------------------------------------  ---------------------------------  -----------
1999                                                   HIGH        LOW       CLOSING
                                                     ---------  ---------  -----------
Through May 21, 1999...............................  $    9.43  $    7.31   $    8.81    $   10.76
February 26, 1999..................................       7.87       6.93        7.50         9.14

1998
November 30, 1998..................................       7.87       5.50        7.43         9.60
August 31, 1998....................................      10.56       6.43        6.43         9.12
May 29, 1998.......................................      12.43      10.12       10.12        13.15
February 27, 1998..................................      12.00      10.62       11.43        14.33

1997
November 28, 1997..................................      14.00      10.87       11.25        14.69
August 29, 1997....................................      14.38      12.25       13.06        16.39
May 30, 1997.......................................      12.50      11.63       12.50        15.43
February 28, 1997..................................      12.75      10.50       12.25        14.82

    On May 21, 1999, the closing sale price of the Shares reported on the NYSE Composite Tape was $8.81, and the NAV was $10.76.

    SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

    IT IS ANTICIPATED THAT NO CASH DIVIDEND WILL BE DECLARED BY THE BOARD OF DIRECTORS WITH A RECORD DATE OCCURRING BEFORE THE EXPIRATION OF THE OFFER AND THAT, ACCORDINGLY, HOLDERS OF SHARES PURCHASED PURSUANT TO THE OFFER WILL NOT RECEIVE ANY SUCH DIVIDEND WITH RESPECT TO SUCH SHARES. THE AMOUNT AND FREQUENCY OF DIVIDENDS IN THE FUTURE WILL DEPEND ON CIRCUMSTANCES EXISTING AT THAT TIME.

    7. PURPOSE OF THE OFFER. For a description of the purpose of the Offer, see "The Plan" above.

    8. CERTAIN INFORMATION CONCERNING THE FUND. The Fund is a Maryland corporation with its principal executive offices located at One Citicorp Center, 153 East 53rd Street, New York, New York 10022. The Fund is a closed-end, non-diversified, management investment company organized as a Maryland corporation. The Shares were first issued to the public on December 23, 1993. As a closed-end investment company the Fund differs from an open-end investment company (i.e., a mutual fund) in that it does not redeem its Shares at the election of a Shareholder and does not continuously offer its Shares for sale to the public. The Fund's investment objective is long-term capital appreciation through investments primarily in equity securities of infrastructure companies in emerging countries.

    The Fund has been managed since its inception by CSAM (formerly known as BEA Associates). CSAM is a registered investment adviser under the Investment Advisers Act of 1940. CSAM is the institutional asset management and mutual fund arm of Credit Suisse Group. CSAM employs approximately 1,600 people worldwide and has global assets under management of approximately $154 billion in multiple product services, including equities, fixed income, derivatives and balanced portfolios. The principal business address of CSAM is Uetlibergstrasse 231, CH 8045, Zurich, Switzerland. CSAM's U.S. asset management business, formerly known as BEA Associates, changed its name to CSAM in January 1999 to more accurately reflect its integration into Credit Suisse Asset Management. Together with its predecessor firms, CSAM has been engaged in the investment advisory business in the United States for over 60 years. In the United States, CSAM is an investment manager for corporate and state pension funds, endowments and other institutions, and has assets under management of approximately $37 billion. The principal business address of CSAM's U.S. operations is 153 East 53rd Street, New York, New York 10022. Currently, CSAM is organized as a general partnership with two general partners, Credit Suisse Capital Corp. and Credit Suisse Advisors Corp. As part of an impending reorganization, CSAM will reorganize as a limited liability company or a corporation, which will be a direct or indirect wholly-owned U.S. subsidiary of Credit Suisse Group.

    The Fund is subject to the informational filing requirements of the 1940 Act and in accordance therewith is obliged to file reports and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial condition and other matters. Information, as of particular dates, concerning the Fund's directors and officers, their remuneration, the principal holders of the Fund's securities, any material interests of such persons in transactions with the Fund and other matters is required to be disclosed in proxy statements distributed to the Fund's shareholders and filed with the Commission. The Fund has also filed an Issuer Tender Offer Statement on
Schedule 13E-4 with the Commission. Such report, proxy statements and other information may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the regional offices of the Commission at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; and Room 1102, Jacob K. Javits Federal Building, 7 World Trade Center, New York, New York 10048. The Fund's filings are also available to the public on the Commission's internet site (http://www.sec.gov). Copies may be obtained, by mail, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material should also be available for inspection at the library of the NYSE, 20 Broad Street, New York, New York.

    Exhibit A to this Offer contains the Fund's audited financial statements for the fiscal years ended November 30, 1998 and November 30, 1997.

    9. SOURCE AND AMOUNT OF FUNDS. The actual cost of the Offer to the Fund cannot be determined at this time because the number of Shares to be purchased will depend on the number tendered, and the price will be determined by the NAV per Share on the Pricing Date. If the NAV per Share were the same as the NAV per Share on May 21,1999 ($10.76), and if tenders for 3,011,714 shares are received pursuant to the Offer, the estimated payments by the Fund to Shareholders would be approximately $30.8 million. See the Pro Forma Capitalization table below.

    The monies to be used by the Fund to purchase Shares pursuant to the Offer will be obtained from cash on hand and from sales of securities in the Fund's investment portfolio.

    THE OFFER MAY HAVE CERTAIN ADVERSE CONSEQUENCES FOR TENDERING AND NON-TENDERING SHAREHOLDERS.

    EFFECT ON NAV AND CONSIDERATION RECEIVED BY TENDERING SHAREHOLDERS. The Fund is required to sell a substantial amount of portfolio securities to raise cash to finance the Offer. Such sales could cause the market prices of the Fund's portfolio securities, and hence the Fund's NAV, to decline. If such a decline occurs, the Fund cannot predict what its magnitude might be or whether such a decline would be temporary or continue to or beyond the Termination Date. Because the price per Share to be paid in the Offer will be dependent upon the NAV per Share as determined on the Termination Date, if such a decline continued up to the Termination Date, the consideration received by tendering shareholders would be reduced. In addition, sales of portfolio securities could occur at inopportune times, when CSAM would not otherwise sell such securities. Also, the sale of portfolio securities will cause increased brokerage and related transaction expenses, and the Fund may receive proceeds from the sale of portfolio securities less than their valuations by the Fund. Accordingly, because of the Offer, the Fund's NAV per Share may decline more than it otherwise might, or increase less than it otherwise might, thereby reducing the amount of proceeds received by tendering shareholders and the value per Share for non-tendering shareholders.

    Shareholders should note, however, that the Offer is expected to result in a modest accretion to the Fund's NAV per Share due to the fact that the Purchase Price represents a 5% discount to the Fund's NAV per Share. The potential accretion to the Fund's NAV per Share is expected to offset in whole or in part any decline in the Fund's NAV that could result from the Offer.

    The Fund will sell portfolio securities during the pendency of the Offer to raise cash for the purchase of Shares. Thus, during the pendency of the Offer, and possibly for a short time thereafter, the Fund will hold a greater than normal percentage of its net assets in cash and cash equivalents. The Fund is required by law to pay for tendered Shares it accepts for payment promptly after the Termination Date of this Offer. Because the Fund will not know the number of Shares tendered or the Purchase Price until the Termination Date, the Fund will not know until the Termination Date the amount of cash required to pay for such Shares. Because of this uncertainty, the Fund may sell more portfolio securities than necessary to generate cash to pay for tendered Shares, and as a result, incur unneccesary transaction costs in selling such securities and reinvesting the proceeds thereof. If on or prior to the Termination Date the Fund does not have, or believes it is unlikely to have, sufficient cash to pay for all Shares tendered, it may extend the Offer to allow additional time to sell portfolio securities and raise sufficient cash.

    The costs of effecting the Offer (estimated to be approximately $200,000) will be borne by the Fund. It is expected that such costs will be accrued prior to the Termination Date in accordance with applicable accounting principles.

    RECOGNITION OF CAPITAL GAINS. As noted, the Fund will likely be required to sell portfolio securities to finance the Offer. If the Fund's tax basis for the securities sold is less than the sale proceeds, the Fund will recognize capital gains. The Fund would expect to declare any such gains to Shareholders of record (reduced by net capital losses realized during the fiscal year, if any, and available capital loss carryforwards) following the end of the Fund's fiscal year on November 30th but before December 31st of the same calendar year, and distribute such gains in January of the next calendar year. This recognition and distribution of gains, if any, would have two negative consequences: first, Shareholders at the time of a declaration of distributions would be required to pay taxes on a greater amount of capital gain distributions than otherwise would be the case; and second, to raise cash to make the distributions, the Fund might need to sell additional portfolio securities, thereby possibly being forced to realize and recognize additional capital gains. The Fund may incur more capital gains than necessary in connection with the Offer if it raises cash in excess of the amount required to be paid for tendered Shares. It is impossible to predict what the amount of unrealized gains or losses would be in the Fund's portfolio at the time that the Fund is required to liquidate portfolio securities (and hence the amount of capital gains or losses that would be realized and recognized). As of May 21, 1999 there was unrealized appreciation of over approximately $8.3 million. As of November 30, 1998, there were capital loss carryforwards totalling approximately $51.4 million that for tax purposes could offset some or all of any gains actually realized.

    In addition, some of the distributed gains may be realized on securities held for one year or less, which would generate income taxable to the Shareholders at ordinary income rates. To the extent realized gains exceed available capital loss carryforwards, the Fund's performance could be adversely affected.

    TAX CONSEQUENCES OF REPURCHASES TO SHAREHOLDERS. The Fund's purchase of tendered Shares pursuant to the Offer will have tax consequences for tendering Shareholders and may have tax consequences for non-tendering Shareholders. "See
5. Certain Federal Income Tax Consequences" above.

    HIGHER EXPENSE RATIO AND LESS INVESTMENT FLEXIBILITY. If the Fund purchases a substantial number of Shares pursuant to the Offer, the net assets of the Fund will be reduced accordingly. The reduced net assets of the Fund as a result of the Offer will result in a higher expense ratio for the Fund, and possibly in less investment flexibility for the Fund, depending on the number of Shares repurchased. However, the potential accretion to the Fund's NAV per share is expected to exceed any expense ratio increase.

    PRO FORMA EFFECTS ON CAPITALIZATION. The following table sets forth the net assets of the Fund as of May 21, 1999, adjusted to give effect to the Offer (excluding expenses and assuming the Fund repurchases 20% of its outstanding Shares):

                          PRO FORMA CAPITALIZATION (1)

                                                                              ADJUSTMENT FOR
                                                          AS OF MAY 21,     PURCHASE AT $10.22      PRO FORMA AS
                                                               1999            PER SHARE (2)          ADJUSTED
                                                         ----------------  ---------------------  ----------------
Total net assets.......................................  $    162,023,633     $    30,779,717     $    131,243,916
Shares outstanding.....................................        15,058,569           3,011,714           12,046,855
NAV per Share (3)......................................  $          10.76     $          0.13     $          10.89

------------------------

(1) This table assumes purchase by the Fund of 3,011,714 Shares, equal to 20% of the Fund's outstanding Shares.

(2) This amount represents 95% of the Fund's NAV as determined on May 21, 1999. Shares tendered pursuant to the Offer will be purchased at a 5% discount to NAV on the Termination Date, which may be more or less than $10.22 per Share.

(3) The NAV per Share of the Fund is normally determined each business that the NYSE is open, as of the close of regular trading on the NYSE, and is determined by dividing the total net assets of the Fund by the number of Shares outstanding.

    10. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Fund shall not be required to accept for payment or pay for, or may delay the acceptance for payment of or payment for, tendered Shares, or may, in the sole discretion of the Fund, terminate or amend the Offer as to any Shares not then paid for if (1) such transactions, if consummated, would (a) result in delisting of the Fund's Common Stock from the NYSE or (b) impair the Fund's status as a regulated investment company under the Code (which would make the Fund subject to U.S. federal income taxes on all of its income and gains in addition to the taxation of Shareholders who receive distributions from the
Fund); (2) the amount of Shares of Common Stock tendered would require liquidation of such a substantial portion of the Fund's securities that the Fund would not be able to liquidate portfolio securities in an orderly manner in light of the existing market conditions and liquidation would have an adverse effect on the NAV of the Fund to the detriment of non-tendering Shareholders; or
(3) any of the following events shall occur:

        (a) there shall be threatened, instituted or pending any action or proceeding by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by the Fund, (ii) otherwise directly or indirectly relating to the Offer or which otherwise, in the sole judgment of the Fund, might materially adversely affect the Fund or the value of the Shares, or (iii) in the sole judgment of the Fund, materially adversely affecting the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or other), operations, licenses or franchises, results of operations or prospects of the Fund;

        (b) there shall be any action taken, or any statute, rule, regulation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended, issued or deemed applicable by any court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, which, in the sole judgment of the Fund, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (iii) of paragraph (a) above;

        (c) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or other), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Fund which, in the sole judgment of the Fund, is or may be materially adverse; or

        (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, or any material adverse change in prices generally of shares on the NYSE, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, (iii) any limitation (whether or not mandatory) by any governmental authority or agency on, or other event which, in the sole judgment of the Fund, might affect the extension of credit by banks or other lending institutions, (iv) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (v) a material change in United States or any other currency exchange rates or a suspension of, or limitation on, the markets therefor, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

(4) the Fund's Shares are trading at a discount to NAV of 5% or less at the Termination Date or the Board determines that effecting such a transaction would constitute a breach of a their fiduciary duty owed to the Fund or its Shareholders.

    The foregoing conditions are for the sole benefit of the Fund and may be asserted by the Fund regardless of the circumstances (including any action or inaction by the Fund) giving rise to such condition or may be waived by the Fund in whole or in part at any time and from time to time in the sole discretion of the Fund. A public announcement shall be made of a material change in, or waiver of, such conditions, and the Offer may, in certain circumstances, be extended in connection with any such change or waiver. Any determination by the Fund concerning any event described in this Section shall be final and binding upon all parties.

    A final announcement shall be made of a material change in, or waiver of, such conditions, and the Offer may, in certain circumstances, be extended in connection with any such change or waiver.

    If the Offer is suspended or postponed, the Fund will provide notice to the Shareholders of such suspension or postponement.

    11. INTEREST OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES. Except as set forth in Schedule I hereto, neither the Fund nor, to the best of the Fund's knowledge, any of the Fund's officers or directors, or associates of any of the foregoing, has effected any transaction in Shares during the past 40 business days. Except as set forth in this Offer, neither the Fund, nor, to the best of the Fund's knowledge, any of the Fund's officers or directors, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Fund, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

    12. CERTAIN LEGAL MATTERS; REGULATORY APPROVALS. The Fund is not aware of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Shares by the Fund as contemplated herein. Should any such approval or other action be required, the Fund presently contemplates that such approval or other action will be sought. The Fund is unable to predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Fund's business. The Fund's obligations under the Offer to accept for payment and pay for Shares are subject to certain conditions described in "10. Certain Conditions of the Offer."

    13. FEES AND EXPENSES. The Fund will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent) for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will be reimbursed by the Fund for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers. No such broker, dealer, commercial bank or trust company has been authorized to act as the agent of the Fund or the Depositary for purposes of the Offer.

    Georgeson has been retained by the Fund to act as the Information Agent in connection with the Offer. The Information Agent and the Depositary each will receive reasonable and customary compensation for their services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

    14. MISCELLANEOUS. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. Nevertheless, the Fund may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be made on behalf of the Fund by brokers or dealers licensed under the laws of such jurisdiction.

    The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. Consequently, the Offer is currently being made to the all holders of Shares. However, the Fund reserves the right to exclude Shareholders in any jurisdiction in which it is asserted that the Offer cannot be lawfully made. So long as the Fund makes a good faith effort to comply with any state law applicable to the Offer, the Fund believes that the exclusion of Shareholders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act.

    The Fund has filed with the Commission a Statement on Schedule 13E-4, pursuant to Rule 13e-4 under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. Such Statement and any amendments thereto, including exhibits, may be examined and copies may be obtained from the principal office of the Commission in Washington, D.C. in the manner set forth in Section 8 above.

    No person has been authorized to give any information or make any representation on behalf of the Fund not contained in this Offer or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

                                  THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

May 26, 1999

                                                                      SCHEDULE I

                       SCHEDULE OF TRANSACTIONS IN SHARES
                        DURING THE PAST 40 BUSINESS DAYS

                                                                           SHARES     PRICE PER
TRADE DATE                                                                ACQUIRED(1)    SHARE
------------------------------------------------------------------------  ---------  -----------
04/09/99................................................................    101,100   $    8.31

04/12/99................................................................      6,400        8.24

04/15/99................................................................      1,400        8.37

04/16/99................................................................      2,000        8.50

(1)All Shares were acquired pursuant to the Fund's Share Repurchase Program. See "The Plan" in the attached Offer to Purchase.

                                                                       EXHIBIT A

                  AUDITED FINANCIAL STATEMENTS FOR THE FISCAL
              YEARS ENDED NOVEMBER 30, 1998 AND NOVEMBER 30, 1997
--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES - NOVEMBER 30, 1998
--------------------------------------------------------------------------------

 ASSETS
Investments, at value (Cost
 $148,072,435) (Note A).................     $134,688,454
Cash (including $126,996 of foreign
 currencies with a cost of $126,833)
 (Note A)...............................       13,432,532
Collateral received for securities
 loaned (Note A)........................        3,488,263
Receivables:
  Investments sold......................        8,675,808
  Dividends.............................          832,843
  Interest..............................           36,450
Prepaid expenses and other assets.......            6,351
                                             ------------
Total Assets............................      161,160,701
                                             ------------

 LIABILITIES
Payables:
  Payable upon return of securities
   loaned (Note A)......................        3,488,263
  Investments purchased.................        2,454,751
  Investment advisory fee (Note B)......          319,286
  Administration fees (Note B)..........           38,805
  Other accrued expenses................          189,237
                                             ------------
Total Liabilities.......................        6,490,342
                                             ------------
NET ASSETS (applicable to 16,107,169
 shares of common stock outstanding)
 (Note C)...............................     $154,670,359
                                             ------------
                                             ------------

NET ASSET VALUE PER SHARE ($154,670,359
  DIVIDED BY 16,107,169)................            $9.60
                                             ------------
                                             ------------

 NET ASSETS CONSIST OF
Capital stock, $0.001 par value;
 16,107,169 shares issued and
 outstanding (100,000,000 shares
 authorized)............................     $     16,107
Paid-in capital.........................      223,751,241
Undistributed net investment income.....          367,211
Accumulated net realized loss on
 investments and foreign currency
 related transactions...................      (56,073,138)
Net unrealized depreciation in value of
 investments and translation of other
 assets and liabilities denominated in
 foreign currencies.....................      (13,391,062)
                                             ------------
Net assets applicable to shares
 outstanding............................     $154,670,359
                                             ------------
                                             ------------

--------------------------------------------------------------------------------
                                 See accompanying notes to financial statements.

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

STATEMENT OF OPERATIONS - FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1998
--------------------------------------------------------------------------------

 INVESTMENT INCOME
Income (Note A):
  Dividends.............................     $  4,710,569
  Interest..............................        1,267,118
  Less: Foreign taxes withheld..........         (381,477)
                                             ------------
  Total Investment Income...............        5,596,210
                                             ------------
Expenses:
  Investment advisory fees (Note B).....        2,615,834
  Custodian fees........................          371,291
  Administration fees (Note B)..........          333,447
  Accounting fees.......................          147,600
  Audit and legal fees..................          115,404
  Printing..............................          111,150
  Directors' fees.......................           43,500
  Transfer agent fees...................           25,200
  NYSE listing fees.....................           24,192
  Insurance.............................           20,984
  Amortization of organizational
   costs................................            9,994
  Other.................................           28,720
  Brazilian taxes (Note A)..............          217,292
  Chilean repatriation taxes (Note A)...           90,249
                                             ------------
  Total Expenses........................        4,154,857
                                             ------------
  Net Investment Income.................        1,441,353
                                             ------------

 NET REALIZED AND UNREALIZED LOSS ON
 INVESTMENTS AND FOREIGN CURRENCY
 RELATED TRANSACTIONS
Net realized loss from:
  Investments...........................      (55,444,643)
  Foreign currency related
   transactions.........................         (788,831)
Net change in unrealized appreciation in
 value of investments and translation of
 other assets and liabilities
 denominated in foreign currencies......      (19,664,151)
                                             ------------
Net realized and unrealized loss on
 investments and foreign currency
 related transactions...................      (75,897,625)
                                             ------------
NET DECREASE IN NET ASSETS RESULTING
 FROM OPERATIONS........................     $(74,456,272)
                                             ------------
                                             ------------

--------------------------------------------------------------------------------
 See accompanying notes to financial statements.

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                              For the Fiscal Years Ended
                                                     November 30,
                                             -----------------------------
                                                 1998             1997
                                             -----------------------------

 INCREASE/(DECREASE) IN NET ASSETS
Operations:
  Net investment income.................     $  1,441,353     $  1,145,156
  Net realized gain/(loss) on
   investments and foreign currency
   related
   transactions.........................      (56,233,474)      29,101,315
  Net change in unrealized appreciation
   in value of investments
   and translation of other assets and
   liabilities denominated in foreign
   currencies...........................      (19,664,151)      (7,995,918)
                                             ------------     ------------
    Net increase/(decrease) in net
     assets resulting from operations...      (74,456,272)      22,250,553
                                             ------------     ------------
Dividends and distributions to
 shareholders:
  Net investment income.................         (453,397)      (1,449,645)
  Net realized gain on investments and
   foreign currency related
   transactions.........................       (6,955,900)              --
                                             ------------     ------------
    Total dividends and distributions to
     shareholders.......................       (7,409,297)      (1,449,645)
                                             ------------     ------------
    Total increase/(decrease) in net
     assets.............................      (81,865,569)      20,800,908
                                             ------------     ------------

 NET ASSETS
Beginning of year.......................      236,535,928      215,735,020
                                             ------------     ------------
End of year (including undistributed net
 investment income of $367,211 and
 $330,212, respectively)................     $154,670,359     $236,535,928
                                             ------------     ------------
                                             ------------     ------------

--------------------------------------------------------------------------------
                                 See accompanying notes to financial statements.

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for each period indicated. This information has been derived from information provided in the financial statements and market price data for the Fund's shares.
--------------------------------------------------------------------------------

                                                                                        For the Period
                                                                                         December 29,
                                                   For the Fiscal Years Ended               1993*
                                                          November 30,                     through
                                           ------------------------------------------    November 30,
                                             1998       1997       1996       1995           1994
                                           ------------------------------------------------------------
 PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period.....     $14.69     $13.39     $11.60     $14.17       $13.89**
                                           ---------  ---------  ---------  ---------  ----------------
Net investment income/(loss).............       0.08       0.07       0.12       0.07        (0.01)
Net realized and unrealized gain/(loss)
 on investments and foreign currency
 related transactions....................      (4.71)      1.32       1.76      (2.59)        0.29
                                           ---------  ---------  ---------  ---------  ----------------
Net increase/(decrease) in net assets
 resulting from operations...............      (4.63)      1.39       1.88      (2.52)        0.28
                                           ---------  ---------  ---------  ---------  ----------------
Dividends and distributions to
 shareholders:
  Net investment income..................      (0.03)     (0.09)     (0.09)     (0.03)          --
  Net realized gain on investments and
   foreign currency related
   transactions..........................      (0.43)        --         --      (0.02)          --
                                           ---------  ---------  ---------  ---------  ----------------
Total dividends and distributions to
 shareholders............................      (0.46)     (0.09)     (0.09)     (0.05)          --
                                           ---------  ---------  ---------  ---------  ----------------
Net asset value, end of period...........      $9.60     $14.69     $13.39     $11.60       $14.17
                                           ---------  ---------  ---------  ---------  ----------------
                                           ---------  ---------  ---------  ---------  ----------------
Market value, end of period..............      $7.44     $11.25     $10.75      $9.75       $11.88
                                           ---------  ---------  ---------  ---------  ----------------
                                           ---------  ---------  ---------  ---------  ----------------
Total investment return(a)...............     (30.41)%      5.46%     11.11%    (17.49)%      (14.87)%
                                           ---------  ---------  ---------  ---------  ----------------
                                           ---------  ---------  ---------  ---------  ----------------

 RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000
 omitted)................................   $154,670   $236,536   $215,735   $186,921     $228,171
Ratio of expenses to average net
 assets#.................................       2.07%      2.02%      1.81%      1.83%        2.02%(b)
Ratio of net investment income/(loss) to
 average net assets......................       0.72%      0.46%      0.90%      0.65%       (0.13)%(b)
Portfolio turnover rate..................     169.85%    108.68%     23.89%     13.73%       24.63%

---------------------------------------------------------------------------
*    Commencement of investment operations.
** Initial public offering price of $15.00 per share less underwriting discount of $1.05 per share and offering expenses of $0.06 per share.
# Ratios shown are inclusive of Brazilian transaction and Chilean repatriation taxes, if any. If such taxes had not been imposed, the ratio of expenses to average net assets would have been 1.91% for the fiscal year ended November 30, 1998, 1.83% for the fiscal year ended November 30, 1997 and 1.96% for the period December 29, 1993 through November 30, 1994.
(a) Total investment return at market value is based on the changes in market price of a share during the period and assumes reinvestment of dividends and distributions, if any, at actual prices pursuant to the Fund's dividend reinvestment program. Total investment return does not reflect brokerage commissions or initial underwriting discounts and has not been annualized.
(b)  Annualized.

--------------------------------------------------------------------------------
 See accompanying notes to financial statements.

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. SIGNIFICANT ACCOUNTING POLICIES

The Emerging Markets Infrastructure Fund, Inc. (the "Fund") was incorporated in Maryland on October 12, 1993 and commenced investment operations on December 29, 1993. The Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company. Significant accounting policies are as follows:

MANAGEMENT ESTIMATES: The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that may affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

PORTFOLIO VALUATION: Investments are stated at value in the accompanying financial statements. All securities for which market quotations are readily available are valued at the closing price quoted for the securities prior to the time of determination (but if bid and asked quotations are available, at the mean between the last current bid and asked prices). Securities that are traded over-the-counter are valued at the mean between the current bid and the asked prices, if available. All other securities and assets are valued at the fair value as determined in good faith by the Board of Directors. Short-term investments having a maturity of 60 days or less are valued on the basis of amortized cost. The Board of Directors has established general guidelines for calculating fair value of non-publicly traded securities. At November 30, 1998, the Fund held 9.41% of its net assets in securities valued in good faith by the Board of Directors with an aggregate cost of $18,463,398 and fair value of $14,553,688. The net asset value per share of the Fund is calculated on each business day, with the exception of those days on which the New York Stock Exchange is closed.

At the time of the Fund's organization, the Board of Directors of the Fund adopted the following non-fundamental policies: (i) up to 30% of the Fund's total assets may be invested in private placements of equity securities where the Fund's investment adviser anticipates that a liquid market will develop for these securities within a period of two to five years from the date of acquisition; and (ii) up to 10% of the Fund's total assets may be invested in equity securities of emerging market corporate issuers that are not infrastructure companies. As disclosed in the Fund's prospectus at that time, these policies and percentage limitations are subject to modification by the Board of Directors if, in the reasonable exercise of the Board's business judgment, modification is determined to be necessary or appropriate to carry out the Fund's investment objective of long-term capital appreciation.

At a meeting of the Board of Directors held on December 8, 1997, the Board of Directors unanimously approved modifications to the foregoing policies to increase the limit on non-infrastructure companies from 10% to 20% and to permit within that 20% limit investments in private equity funds (whether in corporate or partnership form) that invest primarily in emerging markets without regard to whether a liquid market is expected to develop for such investment. Any such investment would continue to count against the overall 30% limit on private placements. The Board approved these changes on the basis that the long-term value added approach of an emerging markets private equity strategy is well suited to the long-term capital appreciation objective of the Fund. When investing through another investment fund, the Fund will bear its proportionate share of the expenses incurred by that fund, including management fees.

CASH: Deposits held at Brown Brothers Harriman & Co., the Fund's custodian, in a variable rate account are

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
classified as cash. At November 30, 1998, the interest rate was 4.375% which resets on a daily basis. Amounts on deposit are generally available on the same business day.

INVESTMENT TRANSACTIONS AND INVESTMENT INCOME: Investment transactions are accounted for on the trade date. The cost of investments sold is determined by use of the specific identification method for both financial reporting and income tax purposes. Interest income is recorded on an accrual basis; dividend income is recorded on the ex-dividend date.

TAXES: No provision is made for U.S. federal income or excise taxes as it is the Fund's intention to continue to qualify as a regulated investment company and to make the requisite distributions to its shareholders which will be sufficient to relieve it from all or substantially all U.S. federal income and excise taxes.

At November 30, 1998, the Fund had a capital loss carryforward of $51,411,531 which expires in 2006.

Income received by the Fund from sources within emerging countries and other foreign countries may be subject to withholding and other taxes imposed by such countries.

The Fund is subject to a 10% Chilean repatriation tax with respect to all remittances from Chile in excess of original invested capital. For the fiscal year ended November 30, 1998, the Fund incurred $90,249 of such expense.

Effective January 23, 1997, Brazil imposes a 0.20% CONTRIBUCAO SOBRE MOVIMENTACAO FINANCIERA ("CPMF") tax that applies to most debit transactions carried out by financial institutions. For the fiscal year ended November 30, 1998, the Fund incurred $217,292 of such expense. Effective January 23, 1999, the CPMF tax will expire and no longer be charged.

FOREIGN CURRENCY TRANSLATIONS: The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

     (I) market value of investment securities, assets and liabilities at the current rate of exchange; and

    (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

The Fund does not isolate that portion of gains and losses in investments in equity securities which is due to changes in the foreign exchange rates from that which is due to change in market prices of equity securities. Accordingly, realized and unrealized foreign currency gains and losses with respect to such securities are included in the reported net realized and unrealized gains and losses on investment transactions balances. However, the Fund does isolate the effect of fluctuations in foreign exchange rates when determining the gain or loss upon the sale or maturity of foreign currency denominated debt obligations pursuant to U.S. federal income tax regulations, with such amount categorized as foreign exchange gain or loss for both financial reporting and income tax reporting purposes.

Net currency gains or losses from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of net unrealized appreciation/depreciation in value of investments and translation of other assets and liabilities denominated in foreign currencies.

Net realized foreign exchange losses represent foreign exchange gains and losses from sales and maturities of debt securities, transactions in foreign currencies and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

forward foreign currency contracts, exchange gains or losses realized between the trade date and settlement dates on security transactions, and the difference between the amounts of interest and dividends recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received.

The Fund reports certain foreign currency related transactions and foreign taxes withheld on security transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income for U.S. federal income tax purposes.

SECURITIES LENDING: The market value of securities out on loan to brokers at November 30, 1998, was $3,262,069, for which the Fund has received cash as collateral of $3,488,263. Such cash collateral was reinvested into an overnight repurchase agreement with Bear, Stearns & Co. Inc., which is in turn collateralized by U.S. Government agency securities with a value of $3,622,383. Security loans are required at all times to have collateral at least equal to 102% of the market value of the securities on loan; however, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

For the fiscal year ended November 30, 1998, the Fund earned $15,265 in securities lending income which is included under the caption INTEREST in the Statement of Operations.

DISTRIBUTIONS OF INCOME AND GAINS: The Fund distributes at least annually to shareholders substantially all of its net investment income and net realized short-term capital gains, if any. The Fund determines annually whether to distribute any net realized long-term capital gains in excess of net realized short-term capital losses, including capital loss carryovers, if any. An additional distribution may be made to the extent necessary to avoid the payment of a 4% U.S. federal excise tax. Dividends and distributions to shareholders are recorded by the Fund on the ex-dividend date.

The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for U.S. federal income tax purposes due to U.S. generally accepted accounting principles/tax differences in the character of income and expense recognition.

At November 30, 1998, the Fund reclassified $950,957 of net realized losses from foreign currency related transactions to undistributed net investment income.

OTHER: Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. In addition, if there is a deterioration in a country's balance of payments or for other reasons, a country may impose temporary restrictions on foreign capital remittances abroad. Amounts repatriated prior to the end of specified periods may be subject to taxes as imposed by a foreign country.

The emerging countries' securities markets are substantially smaller, less liquid and more volatile than the major securities markets in the United States. A high proportion of the securities of many companies in emerging countries may be held by a limited number of persons, which may limit the number of securities available for investment by the Fund. The limited liquidity of emerging country securities markets may also affect the Fund's ability to acquire or dispose of securities at the price and time it wishes to do so.

The Fund, subject to local investment limitations, may invest up to 30% of its assets in non-publicly traded equity securities which may involve a high degree of business and financial risk and may result in substantial

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
losses. Because of the current absence of any liquid trading market for these investments, the Fund may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized on such sales could be significantly less than those originally paid by the Fund. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements applicable to companies whose securities are publicly traded.

The Fund may enter into repurchase agreements ("repos") on U.S. Government securities with primary government securities dealers recognized by the Federal Reserve Bank of New York and member banks of the Federal Reserve System and on securities issued by the governments of foreign countries, their instrumentalities and with creditworthy parties in accordance with established procedures. Repurchase agreements are contracts under which the buyer of a security simultaneously buys and commits to resell the security to the seller at an agreed upon price and date. Repurchase agreements are deposited with the Fund's custodian and, pursuant to the terms of the repurchase agreement, the collateral must have an aggregate market value greater than or equal to the repurchase price plus accrued interest at all times. If the value of the underlying securities fall below the value of the repurchase price plus accrued interest, the Fund will require the seller to deposit additional collateral by the next business day. If the request for additional collateral is not met, or the seller defaults on its repurchase obligation, the Fund maintains the right to sell the underlying securities at market value and may claim any resulting loss against the seller; collectibility of such claims may be limited. At November 30, 1998, the Fund had no such agreements, other than the cash collateral received that was reinvested in a repo under the Fund's securities lending program.

NOTE B. AGREEMENTS

BEA Associates ("BEA") serves as the Fund's investment adviser with respect to all investments. As compensation for its advisory services, BEA receives from the Fund an annual fee, calculated weekly and paid quarterly, equal to 1.30% of the Fund's average weekly net assets. For the fiscal year ended November 30, 1998, BEA earned $2,615,834 for advisory services. BEA also provides certain administrative services to the Fund and is reimbursed by the Fund for costs incurred on behalf of the Fund (up to $20,000 per annum). For the fiscal year ended November 30, 1998, BEA was reimbursed $19,986 for administrative services rendered to the Fund.

Bear Stearns Funds Management Inc. ("BSFM") serves as the Fund's U.S. administrator. The Fund pays BSFM a fee for its services rendered that is computed at an annual rate of 0.12% of the Fund's average weekly net assets. For the fiscal year ended November 30, 1998, BSFM earned $241,462 for administrative services.

BankBoston, N.A., Sao Paulo ("BB") and CELFIN Administradora de Fondos de Inversion de Capital Extranjero S.A. ("Chilean administrator") serve as the Fund's administrators with respect to Brazilian and Chilean investments, respectively. BB is paid for its services out of the custody fee payable to Brown Brothers Harriman & Co., the Fund's accounting agent and custodian, a quarterly fee based on an annual rate of 0.10% of average month end Brazilian net assets of the Fund. In return for services rendered, the Chilean administrator's fee is paid quarterly at an annual rate of 0.10% of the Fund's average weekly net assets invested in Chile, subject to certain minimum annual fees and reimbursement for a predefined limit of their expenses.

NOTE C. CAPITAL STOCK

The authorized capital stock of the Fund is 100,000,000 shares of common stock, $0.001 par value. Of the 16,107,169 shares outstanding at November 30, 1998, BEA owned 7,169 shares.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

NOTE D. INVESTMENT IN SECURITIES

For U.S. federal income tax purposes, the cost of securities owned at November 30, 1998 was $154,265,678. Accordingly, the net unrealized depreciation of investments (including investments denominated in foreign currencies) of $19,577,224, was composed of gross appreciation of $8,664,208 for those investments having an excess of value over cost and gross depreciation of $28,241,432 for those investments having an excess of cost over value.

For the fiscal year ended November 30, 1998, total purchases and sales of securities, other than short-term investments, were $305,089,229 and $311,256,228, respectively.

NOTE E. CREDIT AGREEMENT

The Fund, along with 10 other U.S. regulated investment companies for which BEA serves as investment adviser, has a credit agreement with BankBoston, N.A. The agreement provides that each fund is permitted to borrow an amount equal to the lesser of $25,000,000 or 25% of the net assets of the fund. However, at no time shall the aggregate outstanding principal amount of all loans to any of the 11 funds exceed $25,000,000. The line of credit will bear interest at (i) the greater of the bank's prime rate or the Federal Funds Effective Rate plus 0.50% or (ii) the Adjusted Eurodollar Rate plus 1.50%. The Fund had no amounts outstanding under the credit agreement for the fiscal year ended November 30, 1998.

NOTE F. RESTRICTED SECURITIES

Certain of the Fund's investments are restricted as to resale and are valued at the direction of the Fund's Board of Directors in good faith, at fair value, after taking into consideration appropriate indications of value. The table below shows the number of shares held, the acquisition dates, aggregate costs, fair value as of November 30, 1998, per share value of the securities and percentage of net assets which the securities comprise.

                                          NUMBER                                     FAIR VALUE                   PERCENTAGE
                                            OF       ACQUISITION                   AT NOVEMBER 30,      VALUE         OF
SECURITY                                  SHARES        DATES           COST            1998          PER SHARE   NET ASSETS
---------------------------------------  --------  ----------------  ----------  -------------------  ---------  ------------
Emerging Markets Ventures, L.P.........   159,653       01/22/98     $  159,653  $       148,637      $    0.93       0.10
Emerging Markets Ventures, L.P.........     3,525       03/05/98          3,658            3,282           0.93     --
Emerging Markets Ventures, L.P.........   586,127       05/05/98        586,127          545,685           0.93       0.35
Emerging Markets Ventures, L.P.........   361,637       07/07/98        361,637          336,685           0.93       0.22
Emerging Markets Ventures, L.P.........    42,334       08/17/98         42,334           39,413           0.93       0.03
Emerging Markets Ventures, L.P.........   296,812       10/27/98        296,812          276,332           0.93       0.18
Exxel Capital Partners.................  1,787,688      05/11/98      1,861,836        1,787,688           1.00       1.16
Exxel Capital Partners.................   111,520       07/07/98        113,293          111,520           1.00       0.07
Exxel Capital Partners.................    34,610       09/01/98         34,610           34,610           1.00       0.02
Jamaican Assets I L.P..................   578,162       07/29/97        582,682          559,973           0.97       0.36
Jamaican Assets I L.P..................   578,162       10/20/97        582,681          559,973           0.97       0.36
K.T. Concord Venture Fund L.P..........   250,000       12/08/97        252,288          222,539           0.89       0.14
Superbowl Acquisition LDC..............        96       10/10/94        960,866        1,245,984      12,979.00       0.81
The Renaissance Fund LDC...............       160       03/30/94      1,537,995        1,245,028       7,781.43       0.80

The Fund may incur certain costs in connection with the disposition of the above securities.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

NOTE G. SHARE REPURCHASE PROGRAM

On October 21, 1998, the Fund announced that its Board of Directors has authorized the repurchase by the Fund of up to 15% of the Fund's outstanding common stock, for the purposes of enhancing shareholder value. The Fund's Board has authorized management of the Fund to repurchase such shares in open market transactions at prevailing market prices from time to time and in a manner consistent with the Fund continuing to seek to achieve its investment objectives. The Board's actions were taken in light of the significant discounts at which the Fund's shares recently have been trading. It is intended both to provide additional liquidity to those shareholders that elect to sell their shares and to enhance the net asset value of the shares held by those shareholders that maintain their investment. The repurchase program will be subject to review by the Directors of the Fund. From October 21, 1998 to November 30, 1998, the Fund did not repurchase any of its shares.

--------------------------------------------------------------------------------

 REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of The Emerging Markets Infrastructure Fund, Inc.:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The Emerging Markets Infrastructure Fund, Inc. (the "Fund") at November 30, 1998, and the results of its operations for the year then ended, changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at November 30, 1998 by correspondence with the custodian, brokers and issuers, provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 14, 1999

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES - NOVEMBER 30, 1997
--------------------------------------------------------------------------------

 ASSETS
Investments, at value (Cost
 $210,206,356) (Note A).................     $216,489,276
Cash (including $1,475,287 of foreign
 currencies with a cost of $1,477,937)
 (Note A)...............................       25,019,949
Collateral received for securities
 loaned (Note A)........................       10,879,100
Receivables:
  Investments sold......................        1,570,953
  Dividends.............................          191,326
  Interest..............................           16,698
Prepaid expenses and other assets.......           37,260
                                             ------------
Total Assets............................      254,204,562
                                             ------------

 LIABILITIES
Payables:
  Payable upon return of securities
   loaned...............................       10,879,100
  Investments purchased.................        5,781,098
  Advisory fee (Note B).................          552,868
  Administration fees (Note B)..........           67,070
  Other accrued expenses................          388,498
                                             ------------
Total Liabilities.......................       17,668,634
                                             ------------
NET ASSETS (applicable to 16,107,169
 shares of common stock outstanding)
 (Note C)...............................     $236,535,928
                                             ------------
                                             ------------

NET ASSET VALUE PER SHARE ($236,535,928
  DIVIDED BY 16,107,169)................           $14.69
                                             ------------
                                             ------------

 NET ASSETS CONSIST OF
Capital stock, $0.001 par value;
 16,107,169 shares issued and
 outstanding (100,000,000 shares
 authorized)............................     $     16,107
Paid-in capital.........................      223,751,241
Undistributed net investment income.....          330,212
Accumulated net realized gain on
 investments and foreign currency
 related transactions...................        6,165,279
Net unrealized appreciation in value of
 investments and translation of other
 assets and liabilities denominated in
 foreign currencies.....................        6,273,089
                                             ------------
Net assets applicable to shares
 outstanding............................     $236,535,928
                                             ------------
                                             ------------

--------------------------------------------------------------------------------
 See accompanying notes to financial statements.

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

STATEMENT OF OPERATIONS - FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1997
--------------------------------------------------------------------------------

 INVESTMENT INCOME
Income (Note A):
  Dividends.............................     $ 5,364,960
  Interest..............................       1,197,438
  Less: Foreign taxes withheld..........        (375,844)
                                             -----------
  Total Investment Income...............       6,186,554
                                             -----------
Expenses:
  Investment advisory fees (Note B).....       3,242,573
  Custodian fees........................         408,425
  Administration fees (Note B)..........         384,440
  Accounting fees.......................         170,799
  Printing..............................         121,620
  Audit and legal fees..................          83,084
  Directors' fees.......................          40,996
  Transfer agent fees...................          30,333
  NYSE listing fees.....................          23,994
  Insurance.............................          22,579
  Amortization of organizational
   costs................................           9,911
  Other.................................          31,131
  Brazilian taxes (Note A)..............         286,421
  Chilean repatriation taxes (Note A)...         185,092
                                             -----------
  Total Expenses........................       5,041,398
                                             -----------
  Net Investment Income.................       1,145,156
                                             -----------

 NET REALIZED AND UNREALIZED GAIN ON
 INVESTMENTS AND FOREIGN CURRENCY
 RELATED TRANSACTIONS
Net realized gain/(loss) from:
  Investments...........................      29,783,638
  Foreign currency related
   transactions.........................        (682,323)
Net change in unrealized appreciation in
 value of investments and translation of
 other assets and liabilities
 denominated in foreign currencies......      (7,995,918)
                                             -----------
Net realized and unrealized gain on
 investments and foreign currency
 related transactions...................      21,105,397
                                             -----------
NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS........................     $22,250,553
                                             -----------
                                             -----------

--------------------------------------------------------------------------------
                                 See accompanying notes to financial statements.

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                              For the Fiscal Years Ended
                                                     November 30,
                                             -----------------------------
                                                 1997             1996
                                             -----------------------------

 INCREASE IN NET ASSETS
Operations:
  Net investment income.................     $  1,145,156     $  1,880,763
  Net realized gain/(loss) on
   investments and foreign currency
   related transactions.................       29,101,315       (9,785,197)
  Net change in unrealized
   appreciation/(depreciation) in value
   of investments and translation of
   other assets and liabilities
   denominated in foreign currencies....       (7,995,918)      38,167,737
                                             ------------     ------------
    Net increase in net assets resulting
     from operations....................       22,250,553       30,263,303
                                             ------------     ------------
Dividends to shareholders:
  Net investment income.................       (1,449,645)      (1,449,645)
                                             ------------     ------------
    Total increase in net assets........       20,800,908       28,813,658
                                             ------------     ------------

 NET ASSETS
Beginning of year.......................      215,735,020      186,921,362
                                             ------------     ------------
End of year (including undistributed net
 investment income of $330,212 and
 $1,154,898, respectively)..............     $236,535,928     $215,735,020
                                             ------------     ------------
                                             ------------     ------------

--------------------------------------------------------------------------------
 See accompanying notes to financial statements.

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

Contained below is per share operating performance data for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for each period indicated. This information has been derived from information provided in the financial statements and market price data for the Fund's shares.
--------------------------------------------------------------------------------

                                                                   For the Fiscal Years Ended
                                                                          November 30,                 For the Period
                                                              ------------------------------------   December 29, 1993*
                                                                                                          through
                                                                 1997         1996         1995      November 30, 1994
                                                              ---------------------------------------------------------
 PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of period........................      $13.39       $11.60       $14.17          $13.89**
                                                              ----------   ----------   ----------      ----------
Net investment income/(loss)................................        0.07         0.12         0.07           (0.01)
Net realized and unrealized gain/(loss) on investments and
 foreign currency related transactions......................        1.32         1.76        (2.59)           0.29
                                                              ----------   ----------   ----------      ----------
Net increase/(decrease) in net assets resulting from
 operations.................................................        1.39         1.88        (2.52)           0.28
                                                              ----------   ----------   ----------      ----------
 Dividends and distributions to shareholders:
 Net investment income......................................       (0.09)       (0.09)       (0.03)             --
 Net realized gain on foreign currency related
   transactions.............................................          --           --        (0.02)             --
                                                              ----------   ----------   ----------      ----------
 Total dividends and distributions to shareholders..........       (0.09)       (0.09)       (0.05)             --
                                                              ----------   ----------   ----------      ----------
Net asset value, end of period..............................      $14.69       $13.39       $11.60          $14.17
                                                              ----------   ----------   ----------      ----------
                                                              ----------   ----------   ----------      ----------
Market value, end of period.................................      $11.25       $10.75        $9.75          $11.88
                                                              ----------   ----------   ----------      ----------
                                                              ----------   ----------   ----------      ----------
Total investment return(a)..................................        5.46%       11.11%      (17.49)%        (14.87)%
                                                              ----------   ----------   ----------      ----------
                                                              ----------   ----------   ----------      ----------

 RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000 omitted).....................    $236,536     $215,735     $186,921        $228,171
Ratio of expenses to average net assets #...................        2.02%        1.81%        1.83%           2.02%(b)
Ratio of net investment income/(loss) to average net
 assets.....................................................        0.46%        0.90%        0.65%          (0.13)%(b)
Portfolio turnover rate.....................................      108.68%       23.89%       13.73%          24.63%
Average commission rate per share(c)........................     $0.0005      $0.0009           --              --

---------------------------------------------------------------------------
*    Commencement of investment operations.
** Initial public offering price of $15.00 per share less underwriting discount of $1.05 per share and offering expenses of $0.06 per share.
# Ratios shown are inclusive of taxes, if any. If such taxes had not been imposed, the ratio of expenses to average net assets would have been 1.83% for the fiscal year ended November 30, 1997 and 1.96% for the period December 29, 1993 through November 30, 1994.
(a) Total investment return at market value is based on the changes in market price of a share during the period and assumes reinvestment of dividends and distributions, if any, at actual prices pursuant to the Fund's dividend reinvestment program. Total investment return does not reflect brokerage commissions or initial underwriting discounts and has not been annualized.
(b)  Annualized.
(c) Computed by dividing the total amount of brokerage commissions paid by the total shares of investment securities purchased and sold during the respective periods for which commissions were charged, as required by the SEC for fiscal years beginning on or after September 1, 1995.

--------------------------------------------------------------------------------
                                 See accompanying notes to financial statements.

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A. SIGNIFICANT ACCOUNTING POLICIES

The Emerging Markets Infrastructure Fund, Inc. (the "Fund") was incorporated in Maryland on October 12, 1993 and commenced investment operations on December 29, 1993. The Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company. Significant accounting policies are as follows:

MANAGEMENT ESTIMATES: The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that may affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

PORTFOLIO VALUATION: Investments are stated at value in the accompanying financial statements. All securities for which market quotations are readily available are valued at the closing price quoted for the securities prior to the time of determination (but if bid and asked quotations are available, at the mean between the last current bid and asked prices). Securities that are traded over-the-counter are valued at the mean between the current bid and the asked prices, if available. All other securities and assets are valued at the fair value as determined in good faith by the Board of Directors. Short-term investments having a maturity of 60 days or less are valued on the basis of amortized cost. The Board of Directors has established general guidelines for calculating fair value of non-publicly traded securities. At November 30, 1997, the Fund held 8.56% of its net assets in securities valued in good faith by the Board of Directors with an aggregate cost of $17,271,131 and fair value of $20,252,676. The net asset value per share of the Fund is calculated weekly, at the end of each month and at any other times determined by the Board of Directors.

At the time of the Fund's organization, the Board of Directors of the Fund adopted the following non-fundamental policies: (i) up to 30% of the Fund's total assets may be invested in private placements of equity securities where the Fund's investment adviser anticipates that a liquid market will develop for these securities within a period of two to five years from the date of acquisition; and (ii) up to 10% of the Fund's total assets may be invested in equity securities of emerging market corporate issuers that are not infrastructure companies. As disclosed in the Fund's prospectus at that time, these policies and percentage limitations are subject to modification by the Board of Directors if, in the reasonable exercise of the Board's business judgment, modification is determined to be necessary or appropriate to carry out the Fund's investment objective of long-term capital appreciation.

At a meeting of the Board of Directors held on December 8, 1997, the Board of Directors unanimously approved modifications to the foregoing policies to increase the limit on non-infrastructure companies from 10% to 20% and to permit within that 20% limit investments in private equity funds (whether in corporate or partnership form) that invest primarily in emerging markets without regard to whether a liquid market is expected to develop for such investment. Any such investment would continue to count against the overall 30% limit on private placements. The Board approved these changes on the basis that the long-term value added approach of an emerging markets private equity strategy is well suited to the long-term capital appreciation objective of the Fund. When investing through another investment fund, the Fund will bear its proportionate share of the expenses incurred by that fund, including management fees.

CASH: Deposits held at Brown Brothers Harriman & Co., the Fund's custodian, in a variable rate account are classified as cash. At November 30, 1997, the interest

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
rate was 5.50% which resets on a daily basis. Amounts on deposit are generally available on the same business day.

INVESTMENT TRANSACTIONS AND INVESTMENT INCOME: Investment transactions are accounted for on the trade date. The cost of investments sold is determined by use of the specific identification method for both financial reporting and income tax purposes. Interest income is recorded on an accrual basis; dividend income is recorded on the ex-dividend date.

TAXES: No provision is made for U.S. federal income or excise taxes as it is the Fund's intention to continue to qualify as a regulated investment company and to make the requisite distributions to its shareholders which will be sufficient to relieve it from all or substantially all U.S. federal income and excise taxes.

For U.S. federal income tax purposes, realized foreign currency losses incurred after October 31, 1997, within the fiscal year, are deemed to arise on the first day of the following fiscal year. The Fund incurred and elected to defer such losses of $162,126.

Income received by the Fund from sources within emerging countries and other foreign countries may be subject to withholding and other taxes imposed by such countries.

The Fund is subject to a 10% Chilean repatriation tax with respect to all remittances from Chile in excess of original invested capital. For the fiscal year ended November 30, 1997, the Fund incurred $185,092 of such expense.

Effective January 23, 1997, Brazil imposes a 0.20% CONTRIBUCAO SOBRE MOVIMENTACAO FINANCIERA ("CPMF") tax that applies to most debit transactions carried out by financial institutions. Stock exchange transactions are not affected by this tax. For the fiscal year ended November 30, 1997, the Fund incurred $286,421 of such expense. For the calendar year ending December 31, 1994, the Brazilian Congress imposed a 0.25% witholding tax on financial transactions.

FOREIGN CURRENCY TRANSLATIONS: The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

     (I) market value of investment securities, assets and liabilities at the current rate of exchange; and

    (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

The Fund does not isolate that portion of gains and losses in investments in equity securities which is due to changes in the foreign exchange rates from that which is due to change in market prices of equity securities. Accordingly, realized and unrealized foreign currency gains and losses with respect to such securities are included in the reported net realized and unrealized gains and losses on investment transactions balances. However, the Fund does isolate the effect of fluctuations in foreign exchange rates when determining the gain or loss upon the sale or maturity of foreign currency denominated debt obligations pursuant to U.S. federal income tax regulations, with such amount categorized as foreign exchange gain or loss for both financial reporting and income tax reporting purposes.

Net currency gains from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of net

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
unrealized appreciation/depreciation in value of investments and translation of other assets and liabilities denominated in foreign currencies.

Net realized foreign exchange losses represent foreign exchange gains and losses from sales and maturities of debt securities, transactions in foreign currencies and forward foreign currency contracts, exchange gains or losses realized between the trade date and settlement dates on security transactions, and the difference between the amounts of interest and dividends recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received.

The Fund reports certain foreign currency related transactions and foreign taxes withheld on security transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income for U.S. federal income tax purposes.

SECURITIES LENDING: The market value of securities out on loan to brokers at November 30, 1997, was $10,549,586, for which the Fund has received cash as collateral of $10,879,100. Such cash collateral was reinvested into an overnight repurchase agreement with Bear, Stearns & Co. Inc., which is in turn collateralized by U.S. Government agency securities with a value of $11,097,392. Security loans are required at all times to have collateral at least equal to 102% of the market value of the securities on loan; however, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

For the fiscal year ended November 30, 1997, the Fund earned $56,837 in securities lending income which is included under the caption INTEREST in the Statement of Operations.

DISTRIBUTIONS OF INCOME AND GAINS: The Fund distributes at least annually to shareholders substantially all of its net investment income and net realized short-term capital gains, if any. The Fund determines annually whether to distribute any net realized long-term capital gains in excess of net realized short-term capital losses, including capital loss carryovers, if any. An additional distribution may be made to the extent necessary to avoid the payment of a 4% U.S. federal excise tax. Dividends and distributions to shareholders are recorded by the Fund on the ex-dividend date.

On December 10, 1997, a distribution in the aggregate amount of $2,416,075, equal to $0.15 per share was declared. The distribution was comprised of $0.03 per share from net investment income and $0.12 per share from net realized long-term capital gains. The distribution is payable on January 16, 1998 to shareholders of record as of December 31, 1997.

The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for U.S. federal income tax purposes due to U.S. generally accepted accounting principles/tax differences in the character of income and expense recognition.

At November 30, 1997 the Fund reclassified $520,197 of net realized losses from foreign currency related transactions to undistributed net investment income.

OTHER: Some countries require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. In addition, if there is a deterioration in a country's balance of payments or for other reasons, a country may impose temporary restrictions on foreign capital remittances abroad. Amounts repatriated prior to the end of specified periods may be subject to taxes as imposed by a foreign country.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

The emerging countries' securities markets are substantially smaller, less liquid and more volatile than the major securities markets in the United States. A high proportion of the securities of many companies in emerging countries may be held by a limited number of persons, which may limit the number of securities available for investment by the Fund. The limited liquidity of emerging country securities markets may also affect the Fund's ability to acquire or dispose of securities at the price and time it wishes to do so.

The Fund, subject to local investment limitations, may invest up to 30% of its assets in non-publicly traded equity securities which may involve a high degree of business and financial risk and may result in substantial losses. Because of the current absence of any liquid trading market for these investments, the Fund may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized on such sales could be less than those originally paid by the Fund. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements applicable to companies whose securities are publicly traded.

The Fund may enter into repurchase agreements on U.S. Government securities with primary government securities dealers recognized by the Federal Reserve Bank of New York and member banks of the Federal Reserve System and on securities issued by the governments of foreign countries, their instrumentalities and with creditworthy parties in accordance with established procedures. Repurchase agreements are contracts under which the buyer of a security simultaneously buys and commits to resell the security to the seller at an agreed upon price and date. Repurchase agreements are deposited with the Fund's custodian and, pursuant to the terms of the repurchase agreement, the collateral must have an aggregate market value greater than or equal to the repurchase price plus accrued interest at all times. If the value of the underlying securities fall below the value of the repurchase price plus accrued interest, the Fund will require the seller to deposit additional collateral by the next business day. If the request for additional collateral is not met, or the seller defaults on its repurchase obligation, the Fund maintains the right to sell the underlying securities at market value and may claim any resulting loss against the seller; collectibility of such claims may be limited (see Note G).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

NOTE B. AGREEMENTS

BEA Associates ("BEA") serves as the Fund's investment adviser with respect to all investments. As compensation for its advisory services, BEA receives from the Fund an annual fee, calculated weekly and paid quarterly, equal to 1.30% of the Fund's average weekly net assets. For the fiscal year ended November 30, 1997, BEA earned $3,242,573 for advisory services. BEA also provides certain administrative services to the Fund and is reimbursed by the Fund for costs incurred on behalf of the Fund (up to $20,000 per annum). For the fiscal year ended November 30, 1997, BEA earned $19,752 for administrative services rendered to the Fund.

Bear Stearns Funds Management Inc. ("BSFM") serves as the Fund's U.S. administrator. The Fund pays BSFM a fee for its services rendered that is computed at an annual rate of 0.12% of the Fund's average weekly net assets. For the fiscal year ended November 30, 1997, BSFM earned $299,319 for administrative services.

The First National Bank of Boston, Sao Paulo ("Banco de Boston") and CELFIN Administradora de Fondos de Inversion de Capital Extranjero S.A. ("Chilean administrator") serve as the Fund's administrators with respect to Brazilian and Chilean investments, respectively. Banco de Boston is paid for its services a quarterly fee based on an annual rate of 0.10% of average month end Brazilian net assets of the Fund. In return for services rendered, the Chilean administrator's fee is paid quarterly at an annual rate of 0.10% of the Fund's average weekly net assets invested in Chile, subject to certain minimum annual fees and reimbursement for a predefined limit of their expenses.

NOTE C. CAPITAL STOCK
The authorized capital stock of the Fund is 100,000,000 shares of common stock, $0.001 par value. Of the 16,107,169 shares outstanding at November 30, 1997, BEA owned 7,169 shares.

NOTE D. INVESTMENT IN SECURITIES
For U.S. federal income tax purposes, the cost of securities owned at November 30, 1997 was $210,427,155. Accordingly, the net unrealized appreciation of investments (including investments denominated in foreign currencies) of $6,062,121, was composed of gross appreciation of $10,327,565 for those investments having an excess of value over cost and gross depreciation of $4,265,444 for those investments having an excess of cost over value.

For the fiscal year ended November 30, 1997, total purchases and sales of securities, other than short-term investments, were $248,509,016 and $252,608,040, respectively.

NOTE E. CREDIT AGREEMENT
The Fund, along with 18 other U.S. regulated investment companies for which BEA serves as investment adviser, has a credit agreement with The First National Bank of Boston. The agreement provides that each fund is permitted to borrow an amount equal to the lesser of $50,000,000 or 25% of the net assets of the fund. However, at no time shall the aggregate outstanding principal amount of all loans to any of the 19 funds exceed $50,000,000. The line of credit will bear interest at (i) the greater of the bank's prime rate or the Federal Funds Effective Rate plus 0.50% or (ii) the Adjusted Eurodollar Rate plus 1.50%. The maximum amount outstanding under the credit agreement for the Fund was $4,000,000 with an average of $95,890 with an average interest rate of 8.50% during the fiscal year ended November 30, 1997. The Fund had no amounts outstanding under the credit agreement at November 30, 1997.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

NOTE F. RESTRICTED SECURITIES

Certain of the Fund's investments are restricted as to resale and are valued at the direction of the Fund's Board of Directors in good faith, at fair value, after taking into consideration appropriate indications of value. The table below shows the number of shares held, the acquisition dates, aggregate costs, fair value as of November 30, 1997, per share value of the securities and percentage of net assets which the securities comprise.

                                          NUMBER                                     FAIR VALUE        VALUE     PERCENTAGE
                                            OF       ACQUISITION                   AT NOVEMBER 30,      PER          OF
SECURITY                                  SHARES        DATES           COST            1997           SHARE     NET ASSETS
---------------------------------------  --------  ----------------  ----------  -------------------  --------  ------------
Superbowl Acquisition LDC..............      96         10/10/94     $  960,866  $     1,241,472      $12,932        0.52
The Renaissance Fund LDC...............     160         03/30/94      1,537,995        1,561,257        9,758        0.66

The Fund may incur certain costs in connection with the disposition of the above securities.

NOTE G. COLLATERAL FOR REPURCHASE AGREEMENT

Listed below is the collateral associated with the repurchase agreement with Citibank, N.A. outstanding at November 30, 1997:

                                                             INTEREST    MATURITY      CLP       MARKET   ACCRUED  TOTAL
SECURITY                                            SERIES     RATE        DATE        PAR       VALUE    INTEREST  VALUE
--------------------------------------------------  ------  ----------   --------  -----------  --------  ------  --------
Pagares Capitolo Diez y Nueve.....................      QA        7.97%  12/18/99    4,147,498  $  9,490  $ 349   $  9,839
Pagares Capitolo Diez y Nueve.....................      QA        7.88   09/15/99  205,842,982   471,037  2,475    473,512
Pagares Capitolo Diez y Nueve.....................      QA        8.05   11/07/99    5,068,339    11,598    199     11,797
                                                                                                --------  ------  --------
    Total.........................................                                              $492,125  $3,023  $495,148
                                                                                                --------  ------  --------
                                                                                                --------  ------  --------

--------------------------------------------------------------------------------

 REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of The Emerging Markets Infrastructure Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of The Emerging Markets Infrastructure Fund, Inc., including the schedule of investments, as of November 30, 1997 and the related statements of operations for the year then ended, and changes in net assets for each of the two years then ended and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of November 30, 1997, by correspondence with the custodians, brokers and issuers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Emerging Markets Infrastructure Fund, Inc., as of November 30, 1997 and the results of its operations for the year then ended, the changes in its net assets for each of the two years then ended and its financial highlights for each of the periods presented, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 16, 1998

--------------------------------------------------------------------------------

    Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and certificates for Shares and any other required documents should be sent or delivered by each shareholder or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:

                               The Depositary is:
                                BOSTON EQUISERVE

            BY OVERNIGHT COURIER:                                BY HAND:

                                                 Securities Transfer & Reporting Services,
              Boston Equiserve                                     Inc.
           Attn: Corporate Actions                         c/o Boston Equiserve
             40 Campanelli Drive                       100 Williams Street, Galleria
             Braintree, MA 02184                            New York, NY 10038

                                    BY FIRST CLASS MAIL:

                                      Boston Equiserve
                                  Attn: Corporate Actions
                                       P.O. Box 9573
                                   Boston, MA 02205-9573

    Any questions or requests for assistance or additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at its telephone numbers and location listed below. Shareholders may also contact their local broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                  The Information Agent is:  GEORGESON & COMPANY INC.
                                             Wall Street Plaza
                                             New York, New York 10005
                                             Banks and Brokers Call Collect: (212) 440-9800
                                             All Others Call Toll-Free: (800) 223-2064